UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 2, 2021

OncoCyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Cushing

Irvine, California 92618

(Address of principal executive offices)

(949) 409-7600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

OncoCyte Corporation cautions you that this Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, but not limited to, the Company’s proposed acquisition, through a newly-formed subsidiary, of Chronix Biomedical, Inc., a Delaware corporation (“Chronix”), and the effects of the merger. The proposed merger described in this Current Report has not, and may not, close. All statements that are not historical facts (including, but not limited to statements that contain words such as “will,” “likely,” “may,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “intends,” “seeks,” “designs,” “develops,” “would,” “future,” “can,” “could,” “project,” “potential,” and similar expressions) are forward-looking statements. Factors that could cause or contribute to changes in the forward-looking statements include, but are not limited to (i) failure to satisfy the conditions to the completion of the acquisition on the anticipated schedule, or at all, (ii) failure to realize the anticipated benefits of the acquisition, (iii) unexpected expenditures or assumed liabilities that may be incurred as a result of the acquisition, (iv) unanticipated difficulties in conforming business practices, including accounting policies, procedures, internal controls, and financial records of Chronix with OncoCyte, (v) inability to accurately forecast the performance of Chronix resulting in unforeseen adverse effects on OncoCyte’s operating results, (vi) synergies between Chronix and OncoCyte being estimates which may be materially different from actual results, (vii) failure to retain or integrate Chronix personnel, (viii) greater than estimated allocations of company resources to develop and commercialize Chronix technologies, or (ix) failure to maintain any laboratory accreditation or certification. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential diagnostic tests or products, uncertainty in the results of clinical trials, changes to regulatory requirements, the need and ability to obtain future capital, protection of trade secrets and maintenance of other intellectual property rights, and the need to obtain third party reimbursement for patients’ use of any diagnostic tests we commercialize. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly such statements should be evaluated together with the many uncertainties that affect the business of OncoCyte, particularly those mentioned in the “Risk Factors” and other cautionary statements found in OncoCyte’s Securities and Exchange Commission (“SEC”) filings, which are available on the SEC’s website. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. OncoCyte undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

References to “OncoCyte,” “we,” “us,” and “our” are references to OncoCyte Corporation.

The information contained in Item 7.01 of this Report and the exhibits attached hereto shall be deemed “furnished” and not “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filings made by OncoCyte under the Securities Act of 1933, as amended, or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement with Chronix Biomedical

On February 2, 2021, OncoCyte Corporation, a California corporation (the “Company” or “OncoCyte”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CNI Monitor Sub, Inc., a Delaware corporation and wholly-owned subsidiary of OncoCyte, (“Merger Sub”), Chronix Biomedical, Inc., a Delaware corporation (“Chronix”), the stockholders party to the Merger Agreement (the “Stockholders”) and the equityholder representative. Pursuant to the Merger Agreement, Merger Sub will be merged with and into Chronix (the “Merger”) with Chronix surviving the Merger. OncoCyte’s board of directors and Chronix’s board of directors have approved the Merger Agreement.

Merger Consideration

If the Merger is completed, OncoCyte will deliver closing consideration of $2.675 million in cash, which equals $3 million less $325,000 previously paid to Chronix by OncoCyte pursuant to a license and collaboration and less any additional cash paid to Chronix by OncoCyte prior to the closing, and $1.5 million of OncoCyte common stock, which is approximately 295,000 shares based on the closing price of OncoCyte common stock on February 1, 2021, and OncoCyte has agreed to assume specified liabilities not to exceed $5.75 million.

Earnout Consideration

As additional consideration for Chronix’s stockholders, the Merger Agreement provides for OncoCyte to pay (i) up to $14 million in any combination of cash or OncoCyte common shares if the milestones are achieved, (ii) earnout consideration during the five to ten-year earnout periods of up to 15% of net collections for sales of specified tests and products, and (iii) up to 75% of net collections from the sale or license to a third party of Chronix’s patents for use in transplantation medicine during a seven-year earnout period.

Representations and Warranties, Pre-Closing Covenants, Closing Conditions and Termination Provisions

The Merger Agreement includes representations, warranties and covenants of OncoCyte, Chronix and Merger Sub made solely for the purposes of the Merger Agreement and which may be subject to important qualifications and limitations agreed to by OncoCyte, Chronix and Merger Sub in connection with the negotiated terms of the Merger Agreement.

The Merger Agreement also contains pre-closing covenants, including the obligation of Chronix and its subsidiary to conduct business in the ordinary course in a manner consistent with past practice and to refrain from taking specified actions without the consent of OncoCyte.

The completion of the Merger is subject to the satisfaction or waiver of closing conditions, including: (i) the absence of any applicable law or order that prohibits completion of the Merger, (ii) performance in all material respects of the obligations required to be performed by the other party pursuant to the Merger Agreement at or prior to the completion of the Merger, (iii) the accuracy of certain representations and warranties made in the Merger Agreement by the other party, subject to certain knowledge or materiality qualifications, (iv) no Stockholders entitled to vote on the Merger will have provided notice of exercise of their dissenter’s rights, and (v) the liabilities of Chronix and its subsidiaries will not exceed $8.25 million in the aggregate.

The Merger Agreement also includes termination provisions for both OncoCyte and Chronix, including the right to terminate by mutual consent and the right of either party to terminate the Merger Agreement if the closing has not occurred on or prior to April 30, 2021.

The foregoing summary of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete. It is not intended to provide any other factual information about OncoCyte, Chronix and Merger Sub, or to modify or supplement any factual disclosures about OncoCyte in its public reports filed with the SEC.

Registration Rights

Pursuant to the Merger Agreement, OncoCyte agreed to file a registration statement with the SEC covering the issuance or resale of the shares of common stock to be issued in connection with the Merger within 90 days following receipt of information necessary to file the registration statement.

Item 7.01 Regulation FD Disclosure.

On February 2, 2021, OncoCyte issued a press release announcing the entry into the Merger Agreement, a copy of which is attached and furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
1.01*	Agreement and Plan of Merger, dated as of February 2, 2021, among Oncocyte Corporation, CNI Monitor Sub, Inc., Chronix Biomedical, Inc., the Shareholders who became a Party to the Merger Agreement and the Equityholder Representative.
99.1	Press Release dated February 2, 2021

*Schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission or its staff upon request, provided that Oncocyte may request confidential treatment for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: February 3, 2021	By:	/s/ Mitchell Levine
Mitchell Levine
Chief Financial Officer

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